UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 23, 2006
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	0-17224	66-031262
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On May 23, 2006, Doral Financial Corporation (the “Company”) entered into an Employment Agreement (the “Agreement”) with Glen Wakeman, who, effective upon the commencement of his employment with the Company, will serve as President and Chief Operating Officer of the Company. A brief description of the terms and conditions of the Agreement is contained in Item 5.02 of this Form 8-K and incorporated into this Item 1.01 by reference.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     On May 30, 2006, the Company announced that the Board of Directors had appointed Glen Wakeman, 46, as President and Chief Operating Officer, effective upon commencement of his employment with the Company. Mr. Wakeman will replace John A. Ward III, who has been acting as President and Chief Operating Officer on an interim basis. Pursuant to the Agreement, Mr. Wakeman’s employment will begin no later than June 26, 2006. Mr. Wakeman will initially serve as President and Chief Operating Officer of the Company and as soon as practicable following the filing of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005, Mr. Wakeman is to be appointed President and Chief Executive Officer of the Company and a member of the Board of Directors of the Company. Upon Mr. Wakeman’s appointment as Chief Executive Officer, John A. Ward, III, the current interim Chief Executive Officer, will resign as Chief Executive Officer. Mr. Ward will continue to serve on the Board of Directors in his capacity as Chairman of the Board.
     Since 1999, Mr. Wakeman has been Chief Executive Officer of GE’s Consumer Finance Latin America business. Mr. Wakeman holds a B.S. in Economics and Finance from the University of Scranton and an MBA from the University of Chicago.
     The Agreement with Mr. Wakeman has an initial term of employment of four years, with automatic one-year extensions (unless either party provides a notice not to extend the term of employment at least 180 days prior to the then current expiration date). The Agreement provides for earlier termination under certain circumstances.
     The Agreement provides for (i) an annual base salary of $1,000,000, (ii) a target bonus opportunity of 150% of base salary and a maximum bonus opportunity of 200% of the target bonus, with a guaranteed bonus of $1,500,000 for each of 2006 and 2007, (iii) subject to certain vesting requirements, a grant of 200,000 restricted stock units (with accrued dividends deemed reinvested in restricted stock units) representing shares of the Company’s common stock, vesting annually over four years, and (iv) a stock option, vesting annually over four years, to purchase an aggregate of 400,000 shares of the Company’s common stock at the closing price on the New York Stock Exchange on Mr. Wakeman’s first day of employment. As a replacement for certain pension benefits that Mr. Wakeman is losing at his current employer, the Company will deposit $6,000,000 in escrow (the “Escrow”) with an escrow agent, which will be payable to Mr. Wakeman in sixteen quarterly installments of $375,000 (adjusted for investment results) for as long as he is employed by the Company. If Mr. Wakeman’s employment with the Company terminates, the Company is entitled to receive any remaining funds in the Escrow, unless (i) Mr. Wakeman’s employment is terminated by the Company without Cause or by Mr. Wakeman for Good Reason (each term as defined in the Agreement), in which case the full amount of the Escrow will be released to Mr. Wakeman or (ii) Mr. Wakeman’s employment terminates upon his death, in which case his legal representatives shall be entitled to four quarterly installments of $375,000 (adjusted for investment results) from the Escrow. In addition, Mr. Wakeman will be entitled to (i) a car and driver, (ii) reimbursement for reasonable expenses of one club membership in Puerto Rico, (iii) reimbursement (on an after-tax basis) for certain legal and relocation expenses and (iv) participation in the Company’s employee benefit plans, programs and arrangements and perquisite programs and arrangements, if any, on the same basis as generally provided to other similarly-situated executives of the Company.
     If Mr. Wakeman’s employment is terminated by the Company without Cause or by Mr. Wakeman for Good Reason, Mr. Wakeman will be entitled to, among other things, (i) an amount equal to two times the sum of his annual base salary plus his target bonus, which sum will be payable over 24 months; (ii) immediate vesting of that portion of his restricted stock unit grant and his option that would have vested if he continued to be employed on the vesting date immediately following his date of termination, (iii) one year or the option term, if shorter, to exercise any vested stock options, (iv) continued participation in medical and dental plans for two years, and (iv) up to $20,000 in outplacement services.
     If Mr. Wakeman’s employment terminates upon his death or disability, he (or his legal representative or estate, as the case may be) will be entitled, among other things, to (i) immediate full vesting of his restricted stock unit grant and his option and (ii) one year or the option term, if shorter, to exercise his option.
     In addition, if Mr. Wakeman’s employment is terminated by the Company without Cause or by Mr. Wakeman for Good Reason upon or within two years following a Change in Control (as defined in the Agreement), Mr. Wakeman will, among other things, be entitled to (i) payment in a lump sum of an amount equal to three times the sum of his base salary plus target bonus, (ii) immediate vesting of all outstanding option and restricted stock unit awards that would have vested if Mr. Wakeman continued to be employed on the vesting date immediately following the date of his termination, (iii) one year or the option term, if shorter, to exercise any vested stock options, (iv) continued participation in medical and dental coverage until the third anniversary of the date of termination and (v) up to $20,000 in outplacement services.
     Upon a Change in Control, Mr. Wakeman’s initial restricted stock unit grant and option will vest in full. In addition, if following a Change in Control on or after the second anniversary of his employment any payment or benefit that is due to Mr. Wakeman from the Company is subject to excise tax under Section 4999 of the United States Internal Revenue Code (the “golden parachute tax”), Mr. Wakeman will be entitled to a full tax “gross-up” unless the total value of all such payments and benefits (as measured for golden parachute tax purposes) exceeds the taxable threshold by ten percent or less, in which event the payments and benefits shall instead be reduced so as to fall below the taxable threshold.
     Under his Agreement, Mr. Wakeman is bound by perpetual confidentiality and proprietary information covenants and, during his employment and for a twelve month period thereafter, is prohibited from competing with the Company, soliciting or hiring its employees or interfering with or damaging the Company’s relationships with its vendors and customers.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed with this Form 8-K as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

     A copy of the public announcement with respect to Mr. Wakeman’s appointment is filed with this Form 8-K as Exhibit 99.1 and incorporated into this Item 5.02 by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)	The following exhibits are included herein:
10.1	Employment Agreement, dated as of May 23, 2006, between Doral Financial Corporation and Glen Wakeman.

99.1	Press release, dated May 30, 2006.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DORAL FINANCIAL CORPORATION
Date: May 30, 2006	By:	/s/ John A. Ward
		Name:	John A. Ward
		Title:	Chief Executive Officer